Exhibit 21

Subsidiaries of the Company

        The Company owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Pierce Manufacturing Inc	Wisconsin
McNeilus Companies, Inc	Minnesota
Kewaunee Fabrications, L.L.C	Wisconsin
Oshkosh Unipower Limited	United Kingdom
Total Mixer Technologies, L.L.C	Wisconsin
Summit Performance Systems, L.L.C	Wisconsin
Oshkosh Logistics Corporation	Wisconsin

        Pierce Manufacturing Inc. owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Pierce Manufacturing International, Inc.	Barbados
Pierce Western Region Refurbishment Center, Inc.	California

        McNeilus Companies, Inc. owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
McNeilus Truck and Manufacturing, Inc.	Minnesota
Iowa Contract Fabricators, Inc.	Iowa
McIntire Fabricators, Inc.	Iowa
Kensett Fabricators, Inc.	Iowa
McNeilus Financial Services, Inc.	Minnesota
Medtec Ambulance Corporation	Indiana
JerrDan Corporation	Delaware
Concrete Equipment Company, Inc.	Nebraska

        McNeilus Companies, Inc. owns a 49% interest in Mezcladores Trailers de Mexico, S.A. de C.V.

        McNeilus Truck and Manufacturing, Inc., owns all of the stock of McNeilus Financial, Inc., a Texas corporation.

        Concrete Equipment Company, Inc. owns all of the stock of Audubon Manufacturing Corporation, an Iowa Corporation.

        McNeilus Financial, Inc. owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Viking Truck & Equipment Sales, Inc.	Michigan
Viking Truck & Equipment Sales, Inc.	Ohio

        McNeilus Financial Services, Inc. owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Oshkosh/McNeilus Financial Services, Inc.	Minnesota
Viking Equipment Leasing, Inc.	Michigan

        Oshkosh/McNeilus Financial Services, Inc. owns an equity interest in Oshkosh/McNeilus Financial Services Partnership (California partnership) and owns Oshkosh Equipment Finance, L.L.C.

        Oshkosh Unipower Limited owns Oshkosh Truck (UK) Limited.

        Oshkosh Truck Corporation as limited partner, Summit Performance Systems, L.L.C. and Total Mixer Technologies, L.L.C., as general partners, are the sole partners in Windmill Ventures C.V. (Netherlands), a limited partnership.

        Windmill Ventures C.V. owns Oshkosh European Holdings S.L. (Spain), a limited liability company.

        Oshkosh European Holdings S.L. owns Oshkosh Group B.V. (Netherlands), a close corporation.

        Oshkosh Group B.V. owns all of the stock in the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Geesink Group B.V	Netherlands
Geesink Norba Limited	England and Wales
Norba A.B	Sweden
Oshkosh Italy B.V	Netherlands

        Geesink Group B.V. owns all of the stock in the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Geesink B.V	Netherlands
Kiggen Den Engelsman B.V	Netherlands
Geesink Kiggen B.V	Netherlands
Geesink Kiggen Leasing B.V	Netherlands
Geesink Vast Goed B.V	Netherlands
Geesink Polska Sp.z o.o	Poland

        Geesink Norba Limited owns all of the stock of Sheppard Meiler Limited (England and Wales).

        Norba A.B. owns all of the stock in the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Norba Limited	England and Wales
Norba A. S	Denmark

        Norba Limited owns all of the stock of Sertek Limited (England and Wales).

        Oshkosh Italy B.V. owns 75% of the outstanding quotas (ownership interests) in the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Brescia Antincendi International S.r.l	Italy
BAI Tecnica S.r.l	Italy